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                      CERTIFICATION AS TO PAYMENT OF TAXES

SELLER:      International Press and Shear Corp.
BUYER:       IPS Balers Inc.
ASSETS:      Assets associated with operation of Seller's manufacturing facility in Baxley, GA
DATE:        December 10, 1999

      The undersigned jointly and severally certify that all federal, state and local taxes of every type related to the operations of Seller's manufacturing facility at 396 Frost Industrial Boulevard, Baxley, Appling County, Georgia, including without limitation income, sales, ad valorem, withholding and payroll taxes, which are due have been paid and no delinquencies exist; and further that all such taxes which have accrued or otherwise become due shall be paid on or before the due date thereof. The undersigned shall jointly and severally indemnify and hold Buyer IPS Balers Inc., Forrest H. Wildes and Sidney Wildes harmless from and against any liability whatsoever for any and all such taxes, including taxes, penalties, interest, fines, reasonable attorneys' fees and all costs of negotiation and/or litigation, which may be claimed or assessed against Buyer and/or said individuals.

      This 10th day of December, 1999.


                                    INTERNATIONAL PRESS AND SHEAR CORP. (L.S.)

                                    By: /s/ Ted C. Flood
                                        -----------------------
                                        Ted C. Flood, Secretary

                                                                (CORPORATE SEAL)


                                    WASTE TECHNOLOGY CORP. (L.S.)

                                    By: /s/ Ted C. Flood
                                        -----------------------
                                        Ted C. Flood, CEO

                                                                (CORPORATE SEAL)